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                                                                    Exhibit 23.2









            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the amended and restated Carreker-Antinori, Inc. 1994 Long Term Incentive Plan and Carreker Antinori, Inc. Director Stock Option Plan of our report dated March 7, 2000, with respect to the consolidated financial statements of Carreker Corporation (formerly Carreker-Antinori, Inc.), included in its Annual Report (Form 10-K) for the year ended January 31, 2000, filed with the Securities and Exchange Commission.




Dallas, Texas
August 30, 2000